Exhibit (j)(1)

Consent of Independent Registered Public Accounting Firm

The Board of Directors

LMP Real Estate Income Fund Inc.

We consent to the use of our report dated February 22, 2016 with respect to the financial statements of LMP Real Estate Income Fund Inc., as of December 31, 2015, incorporated herein by reference and to the references to our firm under the heading “Financial Highlights” in the Prospectus on Form N-1A of ClearBridge Real Estate Opportunities Fund (a series of Legg Mason Funds Trust).

/s/ KPMG LLP

New York, New York

March 24, 2016